NOM Takes a Minority Stake in the Production Facility of Plastinum Polymer Technologies Corp. BV in Emmen, The Netherlands

LOS ANGELES, Feb. 17 /PRNewswire-FirstCall/ -- Plastinum Polymer Technologies Corp. BV, an indirect wholly owned subsidiary of Plastinum Polymer Technologies Corp. USA (OTC Bulletin Board: PLNU), announced that the NOM has taken a minority stake in its operational plant in Emmen, the Netherlands. The NOM is a public limited company with the State of the Netherlands (Ministry of Economic Affairs) and the provinces of Groningen, Friesland and Drenthe as its shareholders.

Mr. Jacques Mot, President and Chief Executive Officer of Plastinum, said, "We are very happy to count among our shareholders in our Netherlands subsidiary such a prestigious partner. It is to us a proof of confidence with respect to our technology as well as a strong support of our recycling strategy. We are in the process of expanding our production capacity, enabling the recycling of mixed plastic household waste that today is almost completely land-filled or incinerated. This market segment is by definition the largest plastic scrap stream available worldwide. Plastinum has been able to secure large quantities of this scrap source from a well-known Dutch waste processing company."

Mr. Sander Oosterhof, investment manager of the NOM said: "The investment in the Plastinum plant in Emmen is of great strategic value to us as it supports our goal to strengthen the economic structure in the northern part of the Netherlands. The management of Plastinum have made a number of steps towards realizing a plant able to recycle plastics in an environmentally friendly way. Our investment supports the next step in the expansion of the production capacity."

About Plastinum Polymer Technologies Corp.:

Plastinum Polymer Technologies Corp., listed on the OTC Bulletin Board® (OTCBB) (ticker symbol "PLNU"), owns the patent rights associated with a mechanical/chemical process through which multiple immiscible thermoplastics can be blended.

Plastinum's proprietary polymer processing technology, Blendymer, uniquely enables complete fusion, through mechano-chemical processing, of previously incompatible polymers. Its technology (apart from recycling) therefore also enables the creation of novel hybrid polymers.

Plastinum's mission is to commercialize the technology through applications in the virgin plastic markets (polymer alloys) and the plastic recycling sector (i.e. recycling of mixed plastic from post computer waste streams).

www.plastinum.com

About NOM Finance

NOM Finance is part of NV NOM and is a committed firm investing in potentially successful companies. Our commitment goes beyond providing risk-bearing capital. NOM Finance also uses its knowledge, experience and contacts with other funds and advisors in an active way to support companies in its portfolio. NOM Finance is actively looking for possibilities to invest in starting and growing enterprises and in companies in which succession or a takeover is imminent (investment range: euro 100,000 up to euro 4.5 million). NOM finance has invested around euro 100 million in over 130 companies established in the Dutch provinces of Groningen, Friesland or Drenthe.

www.nomfinance.nl

Certain statements in this news release, including statements that we "believe", "expect", "intend" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding our potential future plans and objectives, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in our Securities and Exchange Commission filings available at http://www.sec.gov.